Certified Public Accountants
            ---------------------------------------------------------
                        Kevane, Peterson, Soto & Pasarell
                                                                  Donald Kevane
                                                                  John Peterson
                                                                   Adamina Soto
                                                                 Jorge Pasarell
                                                              Waldemar Gonzalez
                                                                Luis Valenzuela
                                                                     Nelly Ruiz
                                                                  Miguel Ocasio
                                                            Marta L. Betancourt


                         CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated January 15, 1997, accompanying the Company's financial statements as of December 31, 1996, and schedule of portfolio investments, incorporated by reference, of INTERACTIVE INVESTMENTS (TECHNOLOGY VALUE FUND). We hereby consent to the use of said report in this Registration Statements of Interactive Investments (Technology Value Fund) on Form N-1A appearing in the related Prospectus.

We also consent to the use of our name and the references to us under the captions "Auditors" and "Miscellaneous Information."


                                            /s/Kevane, Peterson, Soto & Pasarall



San Juan, Puerto Rico,
December 1, 1997.
















          33 Bolivia Street, Fourth Floor, San Juan, Puerto Rico 00917
                       tel.(787)754-1915 fax.(787)751-1284
                   member firm of Grant Thornton International

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